AT&T Reports Second-Quarter Results

Company posts more than 800,000 postpaid phone net adds
for best second quarter in over a decade; more than
300,000 AT&T Fiber net adds

Second-Quarter Highlights

•MOBILITY: AT&T continues to see record levels of customer additions, including the best second-quarter postpaid phone net adds in more than a decade and more than 6.1 million postpaid phone net adds over the past two years. We have already achieved our end-of-year target of covering 70 million people with mid-band 5G spectrum and are on track to approach 100 million people with mid-band 5G spectrum by the end of the year.

•AT&T FIBER: AT&T delivered subscriber growth near second-quarter record levels with 316,000 AT&T Fiber net adds. This brings total net additions over the past two years to nearly 2.3 million, including 10 straight quarters of more than 200,000 net adds. We now have the ability to serve 18 million customer locations in more than 100 U.S. metro areas with AT&T Fiber.

•TRANSFORMATION: AT&T has confidence in its ability to achieve more than $4 billion of its $6 billion run-rate cost savings target by the end of the year.

Second-Quarter Consolidated Results

•Revenues from continuing operations of $29.6 billion
•Diluted EPS from continuing operations of $0.591
•Adjusted EPS* from continuing operations of $0.65
•Cash from operations from continuing operations of $7.7 billion
•Capital expenditures from continuing operations of $4.9 billion; capital investment* from continuing operations of $6.7 billion
•Free cash flow* from continuing operations of $1.4 billion

Communications Result
•Mobility:
◦813,000 postpaid phone net adds
◦1,058,000 postpaid net adds
◦196,000 prepaid phone net adds
◦Postpaid phone churn of 0.75%
◦Revenues up 5.2% year over year; service revenues up 4.6%; equipment revenues up 7.2%
◦Operating income of $6.2 billion, up 3.4% year over year; EBITDA* up 2.5%
◦Operating income margin of 31.2%; EBITDA service margin* 54.8%

•Business Wireline:
◦Operating income margin of 12.7%; EBITDA margin* 36.2%
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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•Consumer Wireline:
◦316,000 AT&T Fiber net adds; fiber penetration of nearly 37%
◦Broadband revenues up 5.6% year over year due to fiber revenue growth of nearly 28%
◦Broadband ARPU growth of 5.3%

Note: AT&T’s second-quarter earnings conference call will be webcast at 8:30 a.m. ET on Thursday, July 21, 2022. The webcast and related materials, including financial highlights, will be available on AT&T’s Investor Relations website at https://investors.att.com.

With the closing of the WarnerMedia transaction in April 2022, historical financial results have been recast to present WarnerMedia and other divested businesses, including Vrio, Xandr and Playdemic, as discontinued operations. Consolidated results reflect AT&T’s remaining continuing operations, which include U.S. video and certain other dispositions in the prior year.

DALLAS, July 21, 2022 — AT&T Inc. (NYSE: T) reported second-quarter results that showed sustained momentum in customer additions across its growing 5G wireless and fiber networks.

“We’re expanding our customer base at an accelerated pace across our twin engines of growth – 5G and fiber,” said John Stankey, AT&T CEO. “We’re rapidly building out our best-in-class networks on the heels of record-level connectivity investment. We’ve already added nearly 2 million AT&T Fiber locations this year and just reached our target of covering 70 million people with mid-band 5G spectrum two quarters early, with expectations to now approach the 100 million mark by the end of year.”

“As a result of our higher-than-forecasted customer growth, we’re increasing our Mobility service revenue guidance to 4.5-5% growth for the full year. We’re also decreasing full-year free cash flow guidance to the $14 billion range to reflect heavy investment in growth and working capital impacts related to timing of collections. Our results the last eight quarters demonstrate that our deliberate strategy of focusing on growth is helping us gain valuable customer relationships, and we’re confident in our ability to maintain this momentum while also continuing to reduce debt and deliver an attractive dividend.”

Consolidated Financial Results
Revenues from continuing operations for the second quarter totaled $29.6 billion versus $35.7 billion in the year-ago quarter, down 17.1% reflecting the impact of the U.S. Video separation in the third quarter of 2021 and certain other divested businesses. Excluding the impact of these divestitures, operating revenues for standalone AT&T* were up 2.2%, from $29.0 billion in the year-ago quarter. This increase reflects higher Mobility revenues and, to a lesser extent, higher Mexico and Consumer Wireline revenues, partially offset by lower Business Wireline revenues.

Operating expenses from continuing operations were $24.7 billion versus $28.2 billion in the year-ago quarter. Expenses declined due to the separation of the U.S. Video operations and impacts of other divested businesses. These declines were partially offset by increased Mobility costs, including wireless equipment, as well as the impact of non-cash restructuring and impairment charges and higher bad debt expense.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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Operating income from continuing operations was $5.0 billion versus $7.6 billion in the year-ago quarter. When adjusting for non-cash restructuring and impairment charges and other items, adjusted operating income* from continuing operations was $5.9 billion versus $7.5 billion in the year-ago quarter. When excluding the impacts of the U.S. Video separation and other divested businesses from the prior year quarter, standalone AT&T* adjusted operating income totaled $5.7 billion in the year-ago quarter.

Equity in net income (loss) of affiliates of $0.5 billion includes $0.5 billion from the DIRECTV investment. With adjustment for the proportionate share of intangible amortization, adjusted equity in net income from the DIRECTV investment was $0.9 billion.*

Income from continuing operations was $4.8 billion versus $6.0 billion in the year-ago quarter. Diluted earnings per common share from continuing operations was $0.59, versus $0.76, in the year-ago quarter. Adjusting for $0.06, which includes non-cash restructuring and impairment charges, a proportionate share of intangible amortization from the DIRECTV equity method investment, an actuarial gain on benefit plans and other items, earnings per diluted common share from continuing operations was $0.65. Adjusted earnings per diluted common share from continuing operations was $0.73 in the year-ago quarter. On a standalone AT&T* comparative basis, adjusted earnings per diluted common share was $0.64 in the year-ago quarter.

Cash from operating activities from continuing operations was $7.7 billion, down $2.4 billion year over year. Capital expenditures from continuing operations were $4.9 billion in the quarter, up $1.2 billion year over year. Capital investment* from continuing operations totaled $6.7 billion, which includes $1.8 billion of cash payments for vendor financing.

Free cash flow* from continuing operations, including $0.3 billion of distributions from DIRECTV classified as investing activities, was $1.4 billion for the quarter compared to $5.2 billion a year ago. At the end of the second quarter, net debt was $131.9 billion, which reflects the proceeds from the WarnerMedia transaction, with net debt-to-adjusted EBITDA of 3.23x.*

Communications Operational Highlights

Second-quarter revenues were $28.7 billion, up 2.0% year over year primarily due to increases in Mobility and, to a lesser extent, Consumer Wireline, more than offsetting a decline in Business Wireline. Operating income was $7.2 billion, down 2.1% year over year, with operating income margin of 25.2%, compared to 26.3% in the year-ago quarter.

Mobility
•Revenues were up 5.2% year over year, to $19.9 billion due to higher service and equipment revenues. Service revenues were $15.0 billion, up 4.6% year over year, primarily driven by subscriber growth. Equipment revenues were $4.9 billion, up 7.2% year over year, driven by increased sales of higher priced smartphones.
•Operating expenses were $13.7 billion, up 6.1% year over year due to higher equipment costs, network costs, bad debt expense, amortization of customer acquisition costs, HBO Max content costs, FirstNet costs and the elimination of CAFII government credits.
•Operating income was $6.2 billion, up 3.4% year over year. Operating income margin was 31.2%, compared to 31.7% in the year-ago quarter.
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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•EBITDA* was $8.2 billion, up 2.5% year over year with EBITDA margin* of 41.3%, down from 42.4% a year ago. EBITDA service margin* was 54.8%, compared to 56.0% in the year-ago quarter.
•Total net adds were 6.6 million including:
◦1,058,000 postpaid net adds with:
◦813,000 postpaid phone net adds
◦7,000 postpaid tablet and other branded computing device net adds
◦238,000 other net adds
◦196,000 prepaid phone net adds
•Postpaid churn was 0.93% versus 0.87% in the year-ago quarter.
•Postpaid phone churn was 0.75% versus 0.69% in the year-ago quarter.
•Prepaid churn was less than 3%, with Cricket substantially lower.
•Postpaid phone-only ARPU was $54.81, up 1.1% versus the year-ago quarter, due to improved international roaming and a mix shift to higher-priced unlimited plans.
•FirstNet® connections reached approximately 3.7 million across more than 21,800 agencies. FirstNet is the nationwide communications platform dedicated to public safety. The AT&T and FirstNet networks cover 2.81 million square miles and more than 99% of the U.S. population. FirstNet covers more first responders than any other network in America.

Business Wireline
•Revenues were $5.6 billion, down 7.6% year over year due to lower demand for legacy voice and data services, a strategic decision to deemphasize non-core services and lower revenues from the government sector.
•Operating expenses were $4.9 billion, down 2.0% year over year due to ongoing operational cost efficiencies and lower amortization of deferred fulfillment costs, partially offset by higher wholesale network access costs and higher depreciation expense.
•Operating income was $710 million, down 33.6% with operating income margin of 12.7% compared to 17.7% in the year-ago quarter.
•EBITDA* was $2.0 billion, down 14.4% year over year with EBITDA margin* of 36.2%, compared to 39.0% in the year-ago quarter, driven by higher wholesale network access costs and decreased government sector spending.
•AT&T Business serves the largest global companies, government agencies and small businesses. More than 675,000 U.S. business buildings are lit with fiber from AT&T, enabling high-speed fiber connections to approximately 3 million U.S. business customer locations. Nationwide, more than 9.5 million business customer locations are on or within 1,000 feet of our fiber.2

Consumer Wireline
•Revenues were $3.2 billion, up 1.1% year over year due to gains in broadband more than offsetting declines in legacy voice and data services and other services. Broadband revenues increased 5.6% due to fiber growth of nearly 28%, partially offset by non-fiber revenue declines of 9.8%.
•Operating expenses were $2.9 billion, up 1.3% year over year largely driven by higher network and technology costs, the elimination of CAFII government credits, higher advertising costs, higher bad debt and higher depreciation expenses, partially offset by lower amortization of deferred fulfillment costs.
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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•Operating income was $304 million, down 1.3% year over year with operating income margin of 9.6%, compared to 9.8% in the year-ago quarter.
•EBITDA* was $1.1 billion, up 1.1% year over year with EBITDA margin* of 34.3%, consistent with 34.3% in the year-ago quarter.
•Total broadband losses, excluding DSL, were 25,000, reflecting AT&T Fiber net adds of 316,000, more than offset by losses in non-fiber services. AT&T Fiber now has the ability to serve 18 million customer locations, and offers symmetrical speeds up to 5-Gigs across parts of its entire footprint of more than 100 metro areas.

Latin America - Mexico Operational Highlights

Latin America segment results have been recast to classify Vrio as a discontinued operation. Segment results consist solely of AT&T Mexico operations.

Revenues were $808 million, up 17.4% year over year primarily due to increased growth in service revenues. Service revenues were $534 million, up 19.5% year over year, driven by growth in other services and subscribers. Equipment revenues were $274 million, up 13.7% year over year due to higher sales.

Operating loss was ($82) million compared to ($129) million in the year-ago quarter. EBITDA* was $87 million compared to $21 million in the year-ago quarter.

Total wireless net adds were 197,000, including 187,000 prepaid net adds, 25,000 postpaid net adds and 15,000 reseller net losses.

Free Cash Flow Outlook Update

The company is updating its 2022 free cash flow outlook. Free cash flow from continuing operations was $1.4 billion for the second quarter and $4.2 billion year to date. Factors affecting second-quarter free cash flow include $1.7 billion higher capital investment year over year, an impact of approximately $1 billion due to timing of customer collections, incremental success-based investment tied to higher subscriber growth and lower Business Wireline operating income.

Given these factors, the company is lowering full-year free cash flow guidance from the $16 billion range to the $14 billion range. Accordingly, the company expects to generate approximately $10 billion of free cash flow in the second half of the year.

Compared to the first half of the year, this outlook reflects the expectation of lower vendor device payments by more than $3.0 billion, approximately $2.0 billion in lower capital investment, benefits from first half of the year customer growth, which include recent price increases, and lower cash interest payments. We expect these benefits to be partially offset by reduced distributions from DIRECTV and our expectations for some incremental pressure on cash collections.

Remaining 2022 financial guidance elements remain broadly consistent with previously stated expectations.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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1Diluted Earnings per Common Share from continuing operations is calculated using Income from continuing operations, less Net Income Attributable to Noncontrolling Interest and Preferred Stock Dividends, divided by the weighted average common shares outstanding for the period.

2The approximately 3 million U.S. business customer locations are included within the 9.5+ million U.S. business customer locations on or within 1,000 feet of our fiber.

About AT&T
We help more than 100 million U.S. families, friends and neighbors connect in meaningful ways every day. From the first phone call 140+ years ago to our 5G wireless and multi-gig internet offerings today, we @ATT innovate to improve lives. For more information about AT&T Inc. (NYSE:T), please visit us at about.att.com. Investors can learn more at investors.att.com.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

Non-GAAP Measures and Reconciliations to GAAP Measures
Schedules and reconciliations of non-GAAP financial measures cited in this document to the most directly comparable financial measures under generally accepted accounting principles (GAAP) can be found at https://investors.att.com and in our Form 8-K dated July 21, 2022. Free cash flow, EBITDA, adjusted operating income and net debt to adjusted EBITDA are non-GAAP financial measures frequently used by investors and credit rating agencies.

Adjusted EPS from continuing operations includes adjusting items to revenues and costs that we consider non-operational in nature, including items arising from asset acquisitions or dispositions. We adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income. The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

For 2Q22, Adjusted EPS from continuing operations of $0.65 is Diluted EPS from continuing operations of $0.59 adjusted for $0.06 non-cash restructuring and impairments, $0.06 benefit-related, transaction and other costs, $0.04 proportionate share of intangible amortization at the DIRECTV equity method investment, $0.02 dilutive impact of Accounting Standards Update (ASU) No. 2020-06, and $0.01 tax-related item, minus $0.13 actuarial gain on benefit plan.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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For 2Q21, Adjusted EPS from continuing operations of $0.73 is Diluted EPS from continuing operations of $0.76 adjusted for $0.02 actuarial loss on benefit plan and $0.01 dilutive impact of ASU No. 2020-06, minus $0.03 of benefit-related, transaction and other costs, and a $0.03 tax-related item.

Capital investment from continuing operations is a non-GAAP financial measure that provides an additional view of cash paid for capital investment to provide a comprehensive view of cash used to invest in our networks, product developments and support systems. In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. Capital investment from continuing operations includes capital expenditures from continuing operations and cash paid for vendor financing ($1.8 billion in 2Q22).

Free cash flow from continuing operations for 2Q22 of $1.4 billion is cash from operating activities from continuing operations of $7.7 billion, plus cash distributions from DIRECTV classified as investing activities of $0.3 billion, minus capital expenditures from continuing operations of $4.9 billion and cash paid for vendor financing of $1.8 billion.

For 2Q21, free cash flow from continuing operations of $5.2 billion is cash from operating activities from continuing operations of $10.2 billion, minus capital expenditures from continuing operations of $3.7 billion and cash paid for vendor financing of $1.3 billion.

Due to high variability and difficulty in predicting items that impact cash from operating activities, cash distributions from DIRECTV, capital expenditures and vendor financing payments, the company is not able to provide a reconciliation between projected free cash flow from continuing operations and the most comparable GAAP metric without unreasonable effort.

EBITDA is operating income before depreciation and amortization. EBITDA margin is operating income before depreciation and amortization, divided by total revenues. EBITDA service margin is Operating Income before depreciation and amortization, divided by total service revenues.

Standalone AT&T results reflect the historical operating results of the company presented as continuing operations, and also excludes U.S. Video and other 2021 dispositions included in Corporate and Other. Standalone AT&T results are presented to provide 2Q21 results that are comparable to 2Q22 continuing operations financial data. For the current quarter, standalone AT&T is the same as continuing operations. See our Form 8-K dated July 21, 2022, for further discussion and information.

Operating Revenues of standalone AT&T for 2Q21 of $29.0 billion is calculated as Operating Revenues from continuing operations of $35.7 billion less revenues of $6.7 billion from U.S. Video and other divested businesses.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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Adjusted Operating Income of standalone AT&T for 2Q21 of $5.7 billion is calculated as Adjusted Operating Income from continuing operations of $7.5 billion less $1.8 billion from U.S. Video and other divested businesses, including a comparative adjustment applied to prior periods for estimated DIRECTV-related retained costs. After the 3Q21 DIRECTV transaction, we expect to retain incurred operations and support costs and depreciation of network infrastructure, that provides both U-verse video and broadband services to customers. Approximately 60% of these costs will be received from DIRECTV through transition service agreements and commercial arrangements.

Standalone AT&T Adjusted EPS for 2Q21 of $0.64 is calculated as Adjusted EPS from continuing operations of $0.73 less $0.09 of adjustments to exclude Operating Income of U.S. Video (including estimated retained costs) and other dispositions, and include our estimate of equity in net income from DIRECTV investment.

Adjusted Operating Income from continuing operations is Operating Income from continuing operations adjusted for revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. For 2Q22, Adjusted Operating Income from continuing operations of $5.9 billion is calculated as Operating Income from continuing operations of $5.0 billion plus $0.9 billion of adjustments. For 2Q21, Adjusted Operating Income from continuing operations of $7.5 billion is calculated as Operating Income from continuing operations of $7.6 billion minus $42 million of adjustments. Adjustments for both years are detailed in the Discussion and Reconciliation of Non-GAAP Measures included in our Form 8-K dated July 21, 2022.

Adjusted Equity in Net Income from DIRECTV investment is calculated as equity income from DIRECTV reported in Equity in Net Income (Loss) of Affiliates and excludes AT&T’s proportionate share of the noncash depreciation and amortization of fair value accretion from DIRECTV’s revaluation of assets and purchase price allocation.

Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt of $131.9 billion (Total Debt of $136.0 billion at June 30, 2022, less Cash and Cash Equivalent of $4.0 billion) by the sum of the most recent four quarters of Adjusted EBITDA from continuing operations of $40.8 billion ($10.8 billion for September 30, 2021; $9.5 billion for December 31, 2021; $10.2 billion for March 31, 2022; and $10.3 billion for June 30, 2022).
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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For more information, contact:
Fletcher Cook
AT&T Inc.
Phone: (214) 912-8541
Email: fletcher.cook@att.com

Brittany Siwald
AT&T Inc.
Phone: (214) 202-6630
Email: brittany.a.siwald@att.com
* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

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